EXHIBIT 23.4

Date: [Date]

Squirrel Enlivened International Co., Ltd

Room A, Floor 34, Baishida Mansion,

No. 2 Taining Road, Luohu District, Shenzhen

Guangdong Province, China, 518018

+8615099902992

Re: Consent of LeadLeo Information and Technology Nanjing Co., Ltd.

Ladies and Gentlemen:

We, LeadLeo Information and Technology Nanjing Co., Ltd., understand that Squirrel Enlivened International Co., Ltd (the “Company”) plans to file a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the “SEC“) under the Securities Act of 1933, as amended, in connection with its proposed business combination among Squirrel Enlivened Technology Co., Ltd, a Cayman Islands exempted company (“Squirrel HoldCo”), the Company, a Cayman Islands exempted company and a wholly-owned subsidiary of Squirrel HoldCo (“Squirrel Cayman”), Squirrel Enlivened Overseas Co., Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of Squirrel Cayman (“Merger Sub”) and Horizon Space Acquisition I Corp., a Cayman Islands exempted company (“HSPO”) (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Report”), and any subsequent amendments to the Report, as well as the citation of our Report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-k or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the proposed Business Combination, and (vi) in other publicity and marketing materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of the Report, statements, data and information cited for the above mentioned purposes.

Yours faithfully,

For and on behalf of

LeadLeo Information and Technology Nanjing Co., Ltd.